                                                                      Exhibit 23









                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS




POTASH CORPORATION OF SASKATCHEWAN INC.


We hereby consent to the incorporation of our report dated February 8, 2001 into this Annual Report on Form 10-K for the year ended December 31, 2000 and into the following Registration Statements:

     -    Registration Statement No. 33-37855 on Form S-8
     -    Registration Statement No. 333-19215 on Form S-8
     -    Registration Statement No. 333-93773 on form S-8
     -    Registration Statement No. 333-27685 on Form S-3
     -    Registration Statement No. 33-53531 on Form S-8
     -    Registration Statement No. 33-57920 on Form S-3DPOS


[signature]

DELOITTE & TOUCHE LLP

CHARTERED ACCOUNTANTS

Saskatoon, Saskatchewan, Canada

March 27, 2001